Exhibit 99.1

Oncocyte to Begin Trading on the Nasdaq Stock Market on March 8, 2021

IRVINE, Calif., Feb. 23, 2021 — Oncocyte Corporation (NYSE American: OCX), a molecular diagnostics company with a mission to provide actionable answers at critical decision points across the cancer care continuum, has been approved for listing on the Nasdaq Global Market. The Company’s shares will continue to trade under its current symbol, “OCX,” with trading on Nasdaq expected to commence at the open of market on Monday, March 8, 2021. Oncocyte’s shares will continue to trade on the NYSE American Exchange until the close of trading on Friday, March 5, 2021.

“Listing on the Nasdaq, a market known as the home of innovative and growing global companies, is an important milestone for our company,” said Ron Andrews, Chief Executive Officer of Oncocyte. “As we continue our growth, we believe there are many potential benefits of listing on this well-respected global market, including increased visibility, better market liquidity, exposure to more institutional investors, and ultimately improved shareholder value. Also, the prospect of being included in one or more Nasdaq healthcare indexes is another significant potential advantage of listing.”

About Oncocyte Corporation

Oncocyte is a molecular diagnostics company whose mission is to provide actionable answers at critical decision points across the cancer care continuum. The Company, through its proprietary tests and pharmaceutical services business, aims to help save lives and improve outcomes by accelerating and optimizing the diagnosis and treatment of cancer. The Company’s tests and services present multiple opportunities to advance cancer care while also driving revenue growth for the Company. Oncocyte recently launched DetermaRx™, a test that identifies early-stage lung cancer patients who are at high risk for cancer recurrence post-resection and predicts benefit from adjuvant chemotherapy. Oncocyte has also launched DetermaIO™, a gene expression test that assesses the tumor microenvironment to predict response to immunotherapies, as a research use only tool for pharmaceutical and academic clinical trials. To complement DetermaIO, the Company anticipates launching DetermaTx™, a test to assess mutational status of a tumor to help identify the appropriate targeted therapy, in the second half of 2021. The Company also plans to continue with the development of DetermaMx™ as it seeks to expand into the blood-based monitoring market. Oncocyte’s pharmaceutical services provide pharmaceutical companies who are developing new cancer treatments a full suite of molecular testing services to support the drug development process.

DetermaRx, DetermaIO, DetermaMx, and DetermaTx are trademarks of Oncocyte Corporation.

Oncocyte Forward Looking Statements

Oncocyte cautions you that this press release contains forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to the potential benefits of listing on the Nasdaq Global Market, unexpected delays, unexpected expenditures, indemnities or other liabilities, or other unanticipated difficulties resulting from technology transfers, commercial plans, invalidation, termination or reduction of any licensed intellectual property rights, or infringement of third party intellectual property rights, acquisitions, implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and future opportunities for Oncocyte or any distributor, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, the potential impact of COVID-19 on our or any distributor’s financial and operational results, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of our third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to our or any distributor’s supply chain, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, greater than estimated allocations of resources to develop and commercialize technologies, or failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Oncocyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Oncocyte’s Securities and Exchange Commission filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Oncocyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact

Bob Yedid

LifeSci Advisors, LLC

646-597-6989

bob@lifesciadvisors.com